EXHIBIT 10.25
PRO-RATED AWARD
NON-EMPLOYEE BOARD MEMBER

RESTRICTED STOCK UNIT AWARD AGREEMENT

Dear ___________________:

Broadcom Corporation (the “Corporation”) is pleased to present you with the documentation for your award of Restricted Stock Units (the “Units”) under the Director Automatic Grant Program in effect under the Corporation’s 1998 Stock Incentive Plan, as amended and restated (the “Plan”). The Units will entitle you to receive shares of the Corporation’s Class A common stock (the “Common Stock”) in quarterly installments over your period of continued Service.

The Units are a non-voting bookkeeping device used under the Plan solely to determine the share issuances eventually to be made to you as and when the Units vest. Each Unit represents the right to receive one share of Common Stock on the applicable vesting date of that Unit. Unlike a typical stock option grant, the shares will be issued to you for your continued Service over the vesting period, without any cash payment required from you.

Capitalized terms not otherwise defined in the body of this Agreement shall have the meaning assigned to them in the attached Appendix.

This Agreement sets forth the number of Units and underlying number of shares of Common Stock subject to your award, the applicable vesting schedule for those Units and underlying shares, the dates on which your vested shares will be issued to you and the remaining terms and conditions governing your award (the “Award”).

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Award Date:	______________________, 201__
Number of Units Subject to Award:	_______ Units representing an equal number of shares of Common Stock (the “Shares”)
Vesting Schedule:
The Units will vest in quarterly installments over your period of continued Service as follows: (i) __________ of the Units will vest on whichever of the following quarterly vesting dates is the first to occur at least thirty (30) days after the Award Date: February 5, 201____, August 5, 201_____ or November 5, 201_____, and (ii) the remaining Units will vest in equal quarterly installments upon your completion of each additional three (3)-month period of continued Service measured from the initial vesting date under clause (i), with the last such quarterly vesting date to occur upon your continuation in Service through the earlier of May 5, 201____or the day immediately preceding the date of the first annual meeting of the Corporation’s shareholders following the Award Date. The Units will also be subject to accelerated vesting in accordance with the applicable provisions of Paragraphs 1 and 6 below.

[Alternative Vesting Schedule for Single Installment:]
The Units will vest upon your continuation in Service through the earlier of May 5, 201____or the day immediately preceding the date of the 201__ annual meeting of the Corporation’s shareholders. The Units will also be subject to accelerated vesting in accordance with the applicable provisions of Paragraphs 1 and 6 below.

Issuance Schedule:
The Shares will be issued immediately as the Units vest incrementally in accordance with the foregoing Vesting Schedule, but in no event later than the later of (i) the close of the calendar year in which the applicable vesting date occurs or (ii) the fifteenth day of the third calendar month following such vesting date.

[Alternative Issuance Schedule for Single Installment:]
The Shares will be issued immediately upon vesting in accordance with the foregoing Vesting Schedule, but in no event later than the later of (i) the close of the calendar year in which the Units vest or (ii) the fifteenth day of the third calendar month following such vesting date.

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Other important features of your Award are as follows:

1.     Forfeitability.     The vesting schedule requires your continued Service over the applicable vesting schedule as a condition to the vesting of your Units and the rights and benefits under this Agreement. Service for only a portion of a quarterly vesting period, even if a substantial portion, will not entitle you to any proportionate vesting of the Shares allocated to that quarter or avoid or mitigate the forfeiture of your Shares that will occur upon the cessation of your Service prior to vesting in those Shares.

However, all the Shares subject to your Award will vest in full should your Service terminate by reason of your death or Permanent Disability, and those vested Shares shall be issued to you on the tenth business day following such termination of Service or as soon as administratively practicable following such termination of Service, but in no event later than the later of (i) the close of the calendar year in which such termination of Service occurs or (ii) the fifteenth day of the third calendar month following such termination of Service.

Should you cease to serve as a Board member for any other reason prior to vesting in all the Units subject to your Award, your Award will be cancelled with respect to those unvested Units (and the underlying Shares) on the first date you are no longer a Board member, and you will cease to have any right or entitlement to receive any Shares under those cancelled Units.

2.     Transferability. Prior to your actual receipt of the Shares in which you vest under your Award, you may not transfer any interest in your Award, your Units or the underlying Shares or pledge or otherwise hedge the sale of those Units or Shares, including (without limitation) any short sale or any acquisition or disposition of any put or call option or other instrument tied to the value of those Shares. However, your right to receive any Shares which have vested under your Units at or prior to your death but which remain unissued at the time of your death may be transferred pursuant to the provisions of your will or trust or the laws of inheritance or to your designated beneficiary following your death. You may also direct the Corporation to re-issue the stock certificates for any Shares which in fact vest and become issuable under your Award to one or more designated family members or a trust established for yourself and/or your family members. You may make such a beneficiary designation or certificate directive at any time by filing the appropriate form with the Plan Administrator or its designee.

3.     Shareholder Rights. The Units create no fiduciary duty to you, and shall create only a contractual obligation on the part of the Corporation to issue Shares, subject to vesting and other terms and conditions of this Agreement and the Plan. The Units shall not be treated as property or as a trust fund of any kind.

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You will not have any shareholder rights, including voting rights or dividend rights, with respect to the Shares subject to your Award until you become the record holder of those Shares upon their actual issuance to you following the Corporation’s collection of any applicable withholding taxes. Except as otherwise provided in Paragraph 4, no adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of the stock certificate evidencing the Shares.

Issuance of the underlying Shares in settlement of the corresponding Units that vest hereunder shall be in complete satisfaction of those vested Units.

4.     Adjustments. Should any change be made to the Common Stock subject to your Award by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, or should the value of the outstanding shares of Common Stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, or should there occur any merger, consolidation or other reorganization, then equitable adjustments will be made by the Plan Administrator to the number and/or class of securities issuable hereunder and the number and/or class of securities that vest pursuant to the Vesting Schedule set forth above to reflect that change and thereby prevent a dilution or enlargement of benefits hereunder. The determination of the Plan Administrator will be final, binding and conclusive. In the event of a Change in Control or Hostile Take-Over, the provisions of Paragraph 6 will be controlling.

5.     Federal Income Taxation. You will recognize ordinary income for federal income tax purposes on each date the Shares subject to your Award vest, whether pursuant to the normal Vesting Schedule above or the special acceleration provisions of Paragraph 1 or Paragraph 6 of this Agreement. The amount of your taxable income on each such vesting date will be equal to the Fair Market Value per share of Common Stock on that date times the number of Shares in which you vest on that date.

6.     Change in Control/Hostile Take-Over. Should a Change in Control transaction or a Hostile Take-Over occur during your period of Service, any Units at the time subject to your Award will vest immediately prior to the consummation of that Change in Control or Hostile Take-Over. The Shares subject to those vested Units will be issued within fifteen (15) business days following the effective of such Change in Control or Hostile Take-Over. Alternatively, the Shares subject to those vested Units may be converted into the right to receive the same consideration per share of Common Stock payable to the other shareholders of the Corporation in consummation of the Change in Control or Hostile Take-Over, and such consideration per Share will be distributed to you within fifteen (15) business days following the effective date of such Change in Control or Hostile Take-Over.

7.     Securities Law Compliance. The Corporation will use its reasonable commercial efforts to assure that all Shares issued pursuant to this Agreement are registered under the federal securities laws. However, no Shares will be issued pursuant to your Award if such issuance would otherwise constitute a violation of any applicable federal or state securities

2014.01.06

laws or regulations or the requirements of the Stock Exchange on which the Common Stock is at the time listed. The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance of any Shares hereunder shall defer the Corporation’s obligation with respect to the issuance of such Shares until such approval shall have been obtained.

8.     Transfer Restriction. None of the issued Shares may be sold or transferred in contravention of (i) any market blackout periods the Corporation may impose from time to time or (ii) the Corporation’s insider trading policies to the extent applicable to you from time to time.

9.     Benefit Limit. In the event the accelerated vesting and issuance of the Shares subject to your Award would otherwise constitute a parachute payment under Code Section 280G, the accelerated vesting and issuance of those Shares shall be subject to reduction to the extent necessary to assure that the number of Shares which vest and are issued to you on such accelerated basis will be limited to the greater of (i) the number of Shares which can vest and be issued on such an accelerated basis without triggering a parachute payment under Code Section 280G or (ii) the maximum number of Shares which can vest and be issued on such accelerated basis to provide you with the greatest after-tax amount of such accelerated vesting and issuance of the Shares subject to your Award after taking into account any excise tax you incur under Code Section 4999 with respect to those accelerated Shares and any other benefits or payments to which you may be entitled in connection with any change in control or ownership of the Corporation.

10.     Notice. Any notice to be given or delivered to the Corporation relating to this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice to be given or delivered to you relating to this Agreement shall be in writing and addressed to you at the address indicated below your signature line on the last page of this Agreement or such other address of which you later advise the Corporation in writing. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

11.     Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and upon you and the legal representatives, heirs and the legatees of your estate.

12.     Construction. This Agreement and the Award evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. The Plan Administrator shall have the discretionary authority to interpret and construe any term or provision of the Plan or this Agreement, and such interpretation shall be binding on all persons having an interest in the Award.

13.     Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State’s conflict-of-laws rules.

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14.     No Impairment of Rights. This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets. In addition, this Agreement shall not in any way be construed or interpreted so as to affect adversely or otherwise impair the right of the Corporation or its shareholders to remove you from the Board at any time in accordance with the provisions of applicable law.

15.     MANDATORY ARBITRATION. ANY AND ALL DISPUTES OR CONTROVERSIES BETWEEN YOU AND THE CORPORATION ARISING OUT OF, RELATING TO OR OTHERWISE CONNECTED WITH THIS AGREEMENT OR THE AWARD OF RESTRICTED STOCK UNITS EVIDENCED HEREBY OR THE VALIDITY, CONSTRUCTION, PERFORMANCE OR TERMINATION OF THIS AGREEMENT SHALL BE SETTLED EXCLUSIVELY BY BINDING

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ARBITRATION TO BE HELD IN ORANGE COUNTY. THE ARBITRATION PROCEEDINGS SHALL BE GOVERNED BY (i) THE NATIONAL RULES FOR THE RESOLUTION OF EMPLOYMENT DISPUTES THEN IN EFFECT OF THE AMERICAN ARBITRATION ASSOCIATION AND (ii) THE FEDERAL ARBITRATION ACT. THE ARBITRATOR SHALL HAVE THE SAME, BUT NO GREATER, REMEDIAL AUTHORITY AS WOULD A COURT HEARING THE SAME DISPUTE. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE AND BINDING ON THE PARTIES TO THE ARBITRATION AND SHALL BE IN LIEU OF THE RIGHTS THOSE PARTIES MAY OTHERWISE HAVE TO A JURY TRIAL; PROVIDED, HOWEVER, THAT SUCH DECISION SHALL BE SUBJECT TO CORRECTION, CONFIRMATION OR VACATION IN ACCORDANCE WITH THE PROVISIONS AND STANDARDS OF APPLICABLE LAW GOVERNING THE JUDICIAL REVIEW OF ARBITRATION AWARDS. THE PREVAILING PARTY IN SUCH ARBITRATION, AS DETERMINED BY THE ARBITRATOR, AND IN ANY ENFORCEMENT OR OTHER COURT PROCEEDINGS, SHALL BE ENTITLED, TO THE EXTENT PERMITTED BY LAW, TO REIMBURSEMENT FROM THE OTHER PARTY FOR ALL OF THE PREVAILING PARTY’S COSTS, EXPENSES AND ATTORNEY’S FEES; PROVIDED, HOWEVER, IF THE CORPORATION IS NOT THE PREVAILING PARTY, THE ARBITRATOR’S COMPENSATION, FEES AND COSTS SHALL BE PAID BY THE CORPORATION IF SUCH COMPENSATION, FEES AND COSTS ARE REQUIRED TO BE PAID BY THE CORPORATION IN ACCORDANCE WITH APPLICABLE LAW. JUDGMENT SHALL BE ENTERED ON THE ARBITRATOR’S DECISION IN ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER OF SUCH DISPUTE OR CONTROVERSY. NOTWITHSTANDING THE FOREGOING, EITHER PARTY MAY IN AN APPROPRIATE MATTER APPLY TO A COURT PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 1281.8, OR ANY COMPARABLE STATUTORY PROVISION OR COMMON LAW PRINCIPLE, FOR PROVISIONAL RELIEF, INCLUDING A TEMPORARY RESTRAINING ORDER OR A PRELIMINARY INJUNCTION. TO THE EXTENT PERMITTED BY LAW, THE PROCEEDINGS AND RESULTS, INCLUDING THE ARBITRATOR’S DECISION, SHALL BE KEPT CONFIDENTIAL.

16.     Remaining Terms. The remaining terms and conditions of your Award are governed by the Plan, and your Award is also subject to all interpretations, amendments, rules and regulations that may from time to time be adopted under the Plan. The official prospectus summarizing the principal features of the Plan is provided with this Agreement.

Please review the prospectus carefully so that you fully understand your rights and benefits under your Award and the limitations, restrictions and vesting provisions applicable to the Award. In the event of any conflict between the provisions of this Agreement and those of the Plan, the provisions of the Plan shall be controlling.

Please execute the Acknowledgment section below to indicate your acceptance of the terms and conditions of your Award.

2014.01.06

Broadcom Corporation

BY:

TITLE:

ACKNOWLEDGMENT

I hereby acknowledge reading and understanding the prospectus for the Plan and this Agreement. I further acknowledge and accept the foregoing terms and conditions of the Restricted Stock Unit award evidenced hereby. I also acknowledge and agree that the foregoing sets forth the entire understanding between the Corporation and me regarding my entitlement to receive the shares of the Corporation’s Class A common stock subject to such award and supersedes all prior oral and written agreements on that subject.

SIGNATURE: _______________________

ADDRESS:

DATED: ____________________, 20 _

2014.01.06

EXHIBIT 10.25
PRO-RATED AWARD
NON-EMPLOYEE BOARD MEMBER

APPENDIX

The following definitions shall be in effect under the Agreement:

Agreement shall mean this Restricted Stock Unit Agreement.

Board shall mean the Corporation’s Board of Directors.

Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

(i)     a shareholder-approved merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

(ii)     a shareholder-approved sale, transfer or other disposition of all or substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation, or

(iii)     the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s shareholders.

Code shall mean the Internal Revenue Code of 1986, as amended.

Common Stock shall mean the Corporation’s Class A Common Stock.

Corporation shall mean Broadcom Corporation, a California corporation, and any corporate successor to all or substantially all of the assets or voting stock of Broadcom Corporation, which shall by appropriate action adopt the Plan.

Eligible Director shall mean a Board member who is not, at the time of such determination, an employee of the Corporation (or any Parent or Subsidiary) and who is accordingly eligible to participate in the Director Automatic Grant Program in accordance with the eligibility provisions of the Plan.

Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

Fair Market Value per share of Common Stock on any relevant date shall mean the closing selling price per share of Common Stock at the close of regular hours trading (i.e., before after-hours trading begins) on the date in question on the Stock Exchange on which the Common Stock is at that time primarily traded, as such price is officially quoted on such exchange. If there is no reported sale of Common Stock on such Stock Exchange on the date in question, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

Hostile Take-Over shall mean either of the following events effecting a change in control or ownership of the Corporation:

(i)    the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s shareholders which the Board does not recommend such shareholders to accept, or

(ii)    a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, comprising individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Permanent Disability shall mean your inability to perform your usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

Plan Administrator shall mean either the Board or a committee of the Board acting in its capacity as administrator of the Plan.

Service shall mean your performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an Eligible Director, Employee, consultant or independent advisor. Service (as defined herein) shall include continued employment or service through any pre-termination notice period that is applicable to the you serving in any of the foregoing capacities. For purposes of this Agreement, you shall be deemed to cease Service immediately upon the occurrence of either of the following events: (i) you no longer perform services in any of the foregoing capacities for the Corporation or any Parent or Subsidiary, provided that, for the avoidance of doubt, the performance of services shall include continued employment through the period of time occurring during any pre-termination notice period that is applicable to you or (ii) the entity for which you are performing such services ceases to remain a Parent or Subsidiary of the Corporation, even though you may subsequently continue to perform services for that entity.

Stock Exchange shall mean either the American Stock Exchange, the Nasdaq Global or Global Select Market or the New York Stock Exchange.

Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.